EXHIBIT (J)


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 84 to the Registration Statement No. 2-10806 of Nicholas Income Fund, Inc. on Form N-1A under the Securities Act of 1933, of our report dated
February 11, 2000, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


Deloitte & Touche LLP


Chicago, Illinois
April 26, 2000